NEWS RELEASE

For Release:    Immediately
Contact:    James Brunk, Chief Financial Officer - (706) 624-2239

MOHAWK INDUSTRIES REPORTS Q4 2025 RESULTS

Calhoun, Georgia, February 12, 2026 — Mohawk Industries, Inc. (NYSE: MHK) today announced fourth quarter 2025 net earnings of $42 million and earnings per share (“EPS”) of $0.68; adjusted net earnings were $124 million, and adjusted EPS was $2.00. Net sales for the fourth quarter of 2025 were $2.7 billion, up 2.4% as reported and down 3.3% on an adjusted basis versus the prior year. During the fourth quarter of 2024, the Company reported net sales of $2.6 billion, net earnings of $90 million and earnings per share of $1.43; adjusted net earnings were $123 million, and adjusted EPS was $1.95.
For the twelve months ended December 31, 2025, net earnings and EPS were $370 million and $5.93, respectively; adjusted net earnings were $559 million, and adjusted EPS was $8.96. Net sales for the twelve months of 2025 were $10.8 billion, a decrease of 0.5% as reported and 1.3% on an adjusted basis versus the prior year. For the twelve months ended December 31, 2024, the Company reported net sales of $10.8 billion, net earnings and EPS were $515 million and $8.09, respectively; adjusted net earnings were $617 million and adjusted EPS was $9.70.
Commenting on the Company’s fourth quarter and full year performance, Chairman and CEO Jeff Lorberbaum stated, “Our results for the quarter were in line with our expectations as our earnings benefited from productivity, restructuring initiatives, product mix and lower interest expense, partially offset by market pricing pressures and increased input costs. We managed the impact of U.S. tariffs, covering the cost as planned. Across our markets, commercial demand remained stable, though continued weakness in housing turnover and sluggish new home construction in the U.S. impacted our volume. For the year, we generated free cash flow of approximately $621 million and repurchased approximately 1.3 million shares of our stock for approximately $150 million as part of our current stock buyback authorization. Approximately 55% of our 2025 sales were in the U.S., 30% were in Europe and 15% were in other geographies.
The fourth quarter reflected a continuation of macroeconomic factors our industry has faced since the second half of 2022. With weak consumer confidence, many large discretionary investments such as home renovations continued to be postponed. Housing turnover in our major regions remains at historical lows due to affordability challenges and economic uncertainty. While 2025 U.S. existing home sales did not improve, sales in December increased over the prior year. Currently, U.S. mortgage rates are at their lowest levels since autumn 2022, and we anticipate that these lower rates combined with potential government actions will benefit housing turnover. In Europe, interest rates are also at their lowest since autumn 2022, and consumers have built record levels of savings, inflation has eased, and employment has remained steady. Across all our markets, housing availability remains constrained as construction levels have not kept pace with household formations since the Great Financial Crisis. In the U.S., builders completed fewer homes in the fourth quarter as they focused on reducing inventories, lowering the supply of new homes. In Europe, completed housing units declined in 2025, though moderate home building recoveries in Southern and Eastern Europe have emerged. Across our regions, the commercial channel outperformed residential throughout the year, and we anticipate that lower interest rates will encourage additional investments in commercial construction and renovation.
In response to these ongoing conditions, we took actions throughout 2025 to stimulate sales and enhance our mix in soft markets through innovative product introductions, marketing actions and promotional programs. Our premium product launches delivered differentiated design and performance features to incentivize remodeling, and our new commercial collections helped us gain momentum in both new construction and remodeling projects. To partially cover inflation, we took pricing actions in regions and product categories as market conditions allowed. We initiated numerous restructuring actions and operational improvements that lowered our cost position and will benefit our longer term performance, including the fourth quarter write-off of idle assets and the consolidation of inefficient operations and administrative costs. In 2025, our markets did not improve, and, in response, we reduced our capital spending to $435 million, about 30% below our depreciation levels. We continue to take the proper actions to manage the present environment, pursue profitable growth opportunities and strengthen our position when housing markets rebound.
Turning to the fourth quarter results in our segments, net sales in the Global Ceramic Segment increased by 6.1% as reported, or decreased by 0.4% adjusted for constant days and exchange rates versus the prior year. The Segment’s operating margin was 6.1% as reported, or 5.9% on an adjusted basis due to higher input costs versus the prior year and lower sales volume, partially offset by productivity gains and improved price mix.
Net sales in the Flooring Rest of the World Segment increased by 6.5% as reported, or decreased by 3.5% adjusted for constant days and exchange rates versus the prior year. The Segment’s operating margin was 6.1% as reported, or 8.8% on an adjusted basis due to pressures from competitive industry pricing.
Net sales in the Flooring North America Segment decreased by 4.8% as reported and 6.2% on an adjusted basis versus the prior year. The Segment’s operating margin was negative 0.3% as reported, or was

4.4% on an adjusted basis due to productivity gains, partially offset by higher input costs and pressures from competitive industry pricing.
Thus far, first quarter market conditions have been similar to the fourth quarter. While home renovation remains soft, the NAHB Remodeling Market Index has shown improvement in the last two quarters. We expect our markets to remain competitive, and we are implementing price increases across most regions and product categories. We continue to manage the impact of tariffs through pricing actions and supply chain optimization. We anticipate benefits from product mix, productivity and cost reductions to offset headwinds from higher energy and labor costs. Our 2026 product introductions are entering the market throughout this quarter, and initial feedback has been positive. Our first quarter is seasonally our slowest and this year includes four additional shipping days. Given these factors, we expect our first quarter adjusted EPS will be between $1.75 and $1.85, excluding any restructuring or other one-time charges.
The global flooring industry has been in a recession for almost four years, and historically we have multiple years of higher growth as markets recover. This year, we anticipate that the economies in most of our regions will improve, with housing markets benefiting from lower mortgage rates and greater availability. We expect some increases in industry volume as we proceed through the year, though pricing pressures are likely to remain. In response, we will execute our announced restructuring actions and continue to implement productivity initiatives to lower our cost position. Given this, we expect our 2026 sales and earnings to improve, though the extent of our growth this year will depend on economic conditions, interest rates, geopolitical events and, most importantly, the degree to which residential remodeling recovers. With our global reach, product advantages and operational strengths, Mohawk is uniquely positioned to deliver long-term profitable growth as we transition into the recovery cycle.”
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ABOUT MOHAWK INDUSTRIES
Over the past two decades, Mohawk Industries has transformed its business into the world’s largest flooring company with leading positions in North America, Europe, South America and Oceania. Mohawk’s vertically integrated manufacturing and distribution operations provide a competitive advantage in the production of ceramic tile, carpet and laminate, wood, vinyl and hybrid flooring products. Mohawk’s industry-leading innovation has yielded designs and performance enhancements that differentiate its collections in the marketplace and satisfy all residential and commercial remodeling and new construction requirements. The Company’s brands are among the most recognized and respected in the industry and include American Olean, Daltile, Durkan, Eliane, Elizabeth, Feltex, Godfrey Hirst, Karastan, Marazzi, Mohawk, Mohawk Group, Pergo, Quick-Step, Unilin and Vitromex.
Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Management believes that these forward-looking statements are reasonable as and when made; however, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. Important factors that could cause future results to differ from historical experience and our present expectations or projections include, but are not limited to, the following: changes in economic or industry conditions; the impact of tariffs; competition; inflation and deflation in freight, raw material prices and other input costs; inflation and deflation in consumer markets; currency fluctuations; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; identification and consummation of acquisitions on favorable terms, if at all; integration of acquisitions; international operations; introduction of new products; rationalization of operations; taxes and tax reform; product and other claims; litigation; geopolitical conflict; regulatory and political changes in the jurisdictions in which the Company does business; and other risks identified in Mohawk’s U.S. Securities and Exchange Commission reports and public announcements.

Conference call Friday, February 13, 2026, at 11:00 AM Eastern Time
To participate in the conference call via the Internet, please visit https://ir.mohawkind.com/events/event-details/mohawk-industries-inc-4th-quarter-2025-earnings-call. To participate in the conference call via telephone, register in advance at https://dpregister.com/sreg/10205489/10301ee32db to receive a unique personal identification number. You may also dial 1-833-630-1962 (U.S./Canada) or 1-412-317-1843 (international) on the day of the call for operator assistance. For those unable to listen at the designated time, the call will remain available for replay through March 13, 2026, by dialing 1-855-669-9658 (U.S./Canada) or 1-412-317-0088 (international) and entering Conference ID # 6945334. The call will be archived and available for replay for one year under the “Investors” tab of mohawkind.com.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended		Twelve Months Ended
(In millions, except per share data)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Net sales	$2,699.6	2,637.2	10,785.4	10,836.9
Cost of sales	2,077.4	2,016.6	8,210.7	8,150.4
Gross profit	622.2	620.6	2,574.7	2,686.5
Selling, general and administrative expenses	534.0	491.8	2,065.0	1,984.8
Impairment of goodwill and indefinite-lived intangibles	19.9	8.2	19.9	8.2
Operating income	68.3	120.6	489.8	693.5
Interest expense	1.2	9.8	17.8	48.5
Other (income) and expense, net	1.1	2.3	3.3	2.0
Earnings before income taxes	66.0	108.5	468.7	643.0
Income tax expense	24.0	18.3	98.8	128.2
Net earnings including noncontrolling interests	42.0	90.2	369.9	514.8
Net earnings attributable to noncontrolling interests	—	—	—	0.1
Net earnings attributable to Mohawk Industries, Inc.	$42.0	90.2	369.9	514.7

Basic earnings per share attributable to Mohawk Industries, Inc.	$0.68	1.44	5.96	8.13
Weighted-average common shares outstanding - basic	61.6	62.8	62.1	63.3

Diluted earnings per share attributable to Mohawk Industries, Inc.	$0.68	1.43	5.93	8.09
Weighted-average common shares outstanding - diluted	61.9	63.2	62.4	63.6

Other Financial Information
	Three Months Ended		Twelve Months Ended
(In millions)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net cash provided by operating activities	$459.6	397.0	1,056.2	1,133.9
Less: Capital expenditures	189.4	160.8	435.0	454.4
Free cash flow	$270.2	236.2	621.2	679.5

Depreciation and amortization	$176.3	156.4	652.6	638.3

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$856.1	666.6
Receivables, net	1,924.1	1,762.1
Inventories	2,661.7	2,513.6
Prepaid expenses and other current assets	525.2	512.5
Total current assets	5,967.1	5,454.8
Property, plant and equipment, net	4,772.0	4,579.9
Right of use operating lease assets	408.7	374.0
Goodwill	1,210.3	1,112.1
Intangible assets, net	813.2	791.9
Deferred income taxes and other non-current assets	516.0	423.8
Total assets	$13,687.3	12,736.5
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$289.3	559.4
Accounts payable and accrued expenses	2,310.4	2,004.4
Current operating lease liabilities	122.4	108.5
Total current liabilities	2,722.1	2,672.3
Long-term debt, less current portion	1,741.2	1,677.4
Non-current operating lease liabilities	304.4	283.0
Deferred income taxes and other long-term liabilities	540.9	589.0
Total liabilities	5,308.6	5,221.7
Total stockholders' equity	8,378.7	7,514.8
Total liabilities and stockholders' equity	$13,687.3	12,736.5

Segment Information
	Three Months Ended		As of or for the Twelve Months Ended
(In millions)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Net sales:
Global Ceramic	$1,070.0	1,008.2	4,289.4	4,226.6
Flooring NA	892.5	937.2	3,638.5	3,769.9
Flooring ROW	737.1	691.8	2,857.5	2,840.4
Consolidated net sales	$2,699.6	2,637.2	10,785.4	10,836.9

Operating income (loss):
Global Ceramic	$65.1	34.2	266.7	249.5
Flooring NA	(2.7)	41.0	113.6	237.3
Flooring ROW	44.6	60.9	212.9	265.2
Corporate and intersegment eliminations	(38.7)	(15.5)	(103.4)	(58.5)
Consolidated operating income	$68.3	120.6	489.8	693.5

Assets:
Global Ceramic			$5,155.0	4,591.0
Flooring NA			3,832.6	3,883.4
Flooring ROW			3,989.2	3,594.7
Corporate and intersegment eliminations			710.5	667.4
Consolidated assets			$13,687.3	12,736.5

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.
	Three Months Ended		Twelve Months Ended
(In millions, except per share data)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net earnings attributable to Mohawk Industries, Inc.	$42.0	90.2	369.9	514.7
Adjusting items:
Restructuring, acquisition and integration-related and other costs	51.4	25.6	154.2	94.4
Software implementation cost write-off	—	5.1	(0.4)	12.9
Impairment of goodwill and indefinite-lived intangibles	19.9	8.2	19.9	8.2
Assets sale	(5.1)	—	(5.1)	—
Inventory capitalization	(6.2)	—	(6.2)	—
Legal settlements, reserves and fees	23.8	(0.9)	50.9	9.9
Adjustments of indemnification asset	(0.3)	—	(0.7)	1.8
Income taxes - adjustments of uncertain tax position	0.3	—	0.7	(1.8)
Income taxes - impairment of goodwill and indefinite-lived intangibles	(5.0)	(1.9)	(5.0)	(1.9)
Accounts receivable write-off	—	3.0	—	3.0
Income tax effect of foreign tax regulation change	—	—	—	2.9
Income tax effect of adjustments and other tax-related items	3.1	(6.4)	(18.9)	(26.9)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$123.9	122.9	559.3	617.2

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$2.00	1.95	8.96	9.70
Weighted-average common shares outstanding - diluted	61.9	63.2	62.4	63.6

Reconciliation of Total Debt to Net Debt
(In millions)	December 31, 2025
Short-term debt and current portion of long-term debt	$289.3
Long-term debt, less current portion	1,741.2
Total debt	2,030.5
Less: Cash and cash equivalents	856.1
Net debt	$1,174.4

Reconciliation of Net Earnings to Adjusted EBITDA
					Trailing Twelve
	Three Months Ended				Months Ended
(In millions)	March 29, 2025	June 28, 2025	September 27, 2025	December 31, 2025	December 31, 2025
Net earnings including noncontrolling interests	$72.6	146.5	108.8	42.0	369.9
Interest expense	6.4	5.2	5.0	1.2	17.8
Income tax expense	17.5	34.0	23.3	24.0	98.8
Depreciation and amortization(1)	150.4	155.6	170.3	176.3	652.6
EBITDA	246.9	341.3	307.4	243.5	1,139.1
Restructuring, acquisition and integration-related and other costs	20.8	25.3	30.7	25.6	102.4
Software implementation cost write-off	(0.4)	—	—	—	(0.4)
Assets sale	—	—	—	(5.1)	(5.1)
Inventory capitalization	—	—	—	(6.2)	(6.2)
Impairment of goodwill and indefinite-lived intangibles	—	—	—	19.9	19.9
Legal settlements, reserves and fees	0.6	4.9	21.6	23.8	50.9
Adjustments of indemnification asset	—	(0.1)	(0.3)	(0.3)	(0.7)
Adjusted EBITDA	$267.9	371.4	359.4	301.2	1,299.9

Net debt to adjusted EBITDA					0.9
(1)Includes accelerated depreciation of $5.4 for Q1 2025, $4.1 for Q2 2025, $16.4 for Q3 2025, and $25.9 for Q4 2025.

Reconciliation of Net Sales to Adjusted Net Sales
	Three Months Ended	Twelve Months Ended
(In millions)	December 31, 2025	December 31, 2025
Mohawk Consolidated
Net sales	$2,699.6	10,785.4
Adjustment for constant shipping days	(47.6)	53.1
Adjustment for constant exchange rates	(102.0)	(140.7)
Adjusted net sales	$2,550.0	10,697.8

Three Months Ended
December 31, 2025
Global Ceramic
Net sales	$1,070.0
Adjustment for constant shipping days	(13.1)
Adjustment for constant exchange rates	(53.1)
Adjusted net sales	$1,003.8

Flooring NA
Net sales	$892.5
Adjustment for constant shipping days	(13.7)
Adjusted net sales	$878.8

Flooring ROW
Net sales	$737.1
Adjustment for constant shipping days	(20.7)
Adjustment for constant exchange rates	(48.9)
Adjusted net sales	$667.5

Reconciliation of Gross Profit to Adjusted Gross Profit
	Three Months Ended
(In millions)	December 31, 2025	December 31, 2024
Gross Profit	$622.2	620.6
Adjustments to gross profit:
Restructuring, acquisition and integration-related and other costs	46.1	22.6
Asset sale	(5.1)	—
Inventory capitalization	(6.2)	—
Adjusted gross profit	$657.0	643.2

Adjusted gross profit as a percent of net sales	24.3%	24.4%

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
	Three Months Ended
(In millions)	December 31, 2025	December 31, 2024
Selling, general and administrative expenses	$534.0	491.8
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related and other costs	(5.3)	(3.0)
Software implementation cost write-off	—	(5.1)
Legal settlements, reserves and fees	(23.8)	0.9
Adjusted selling, general and administrative expenses	$504.9	484.6

Adjusted selling, general and administrative expenses as a percent of net sales	18.7%	18.4%

Reconciliation of Operating Income to Adjusted Operating Income
	Three Months Ended
(In millions)	December 31, 2025	December 31, 2024
Mohawk Consolidated
Operating income	$68.3	120.6
Adjustments to operating income:
Restructuring, acquisition and integration-related and other costs	51.4	25.6
Inventory capitalization	(6.2)	—
Software implementation cost write-off	—	5.1
Asset sale	(5.1)	—
Accounts receivable write-off	—	1.2
Impairment of goodwill and indefinite-lived intangibles	19.9	8.2
Legal settlements, reserves and fees	23.8	(0.9)
Adjusted operating income	$152.1	159.8

Adjusted operating income as a percent of net sales	5.6%	6.1%

Global Ceramic
Operating income	$65.1	34.2
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	3.8	6.0
Software implementation cost write-off	—	5.1
Impairment of goodwill and indefinite-lived intangibles	—	8.2
Inventory capitalization	(6.2)	—
Adjusted segment operating income	$62.7	53.5

Adjusted segment operating income as a percent of net sales	5.9%	5.3%

Flooring NA
Operating income	$(2.7)	41.0
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	41.9	11.5
Accounts receivable write-off	$—	1.2
Adjusted segment operating income	$39.2	53.7

Adjusted segment operating income as a percent of net sales	4.4%	5.7%

Flooring ROW
Operating income	$44.6	60.9
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	5.7	8.0
Asset sale	(5.1)	—
Impairment of goodwill and indefinite-lived intangibles	19.9	—
Adjusted segment operating income	$65.1	68.9

Adjusted segment operating income as a percent of net sales	8.8%	10.0%

Corporate and intersegment eliminations
Operating (loss)	$(38.7)	(15.5)
Adjustments to segment operating (loss):
Restructuring, acquisition and integration-related and other costs	—	0.1
Legal settlements, reserves and fees	23.8	(0.9)
Adjusted segment operating (loss)	$(14.9)	(16.3)

Reconciliation of Earnings Before Income Taxes to Adjusted Earnings Before Income Taxes
	Three Months Ended
(In millions)	December 31, 2025	December 31, 2024
Earnings before income taxes	$66.0	108.5
Net earnings attributable to noncontrolling interests	—	—
Adjustments to earnings including noncontrolling interests before income taxes:
Restructuring, acquisition and integration-related and other costs	51.4	25.6
Software implementation cost write-off	—	5.1
Assets sale	(5.1)	—
Inventory capitalization	(6.2)	—
Impairment of goodwill and indefinite-lived intangibles	19.9	8.2
Legal settlements, reserves and fees	23.8	(0.9)
Accounts receivable write-off	—	3.0
Adjustments of indemnification asset	(0.3)	—
Adjusted earnings before income taxes	$149.5	149.5

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
	Three Months Ended
(In millions)	December 31, 2025	December 31, 2024
Income tax expense	$24.0	18.3
Adjustments to income tax expense:
Income taxes - adjustments of uncertain tax position	(0.3)	—
Income tax effect on impairment of goodwill and indefinite-lived intangibles	5.0	1.9
Income tax effect of adjusting items	(3.1)	6.4
Adjusted income tax expense	$25.6	26.6

Adjusted income tax expense to adjusted earnings before income taxes	17.1%	17.8%

Immaterial Correction of Prior Period Financial Statements
During the fourth quarter of 2025, the Company identified an immaterial error affecting the Company’s previously issued financial statements, no impact to current year financial statements. The misstatements related to intercompany activity impacting accounts receivable. The Company determined that the impacts were not material, individually or in the aggregate, to its previously issued Consolidated Financial Statements and accompanying Notes to the Consolidated Financial Statements for any of the prior quarters or the annual period in which they occurred. However, in accordance with Staff Accounting Bulletin No. 108 of the Securities and Exchange Commission (“SEC”), the Company concluded that correcting the cumulative misstatement in the current period would be material to its results of operations for the fiscal year ended December 31, 2025.

Accordingly, the Company has revised its previously issued Consolidated Financial Statements, as applicable. The revision did not have an impact on the Company's net revenue. The correction was achieved by reducing reported accounts receivable by $42.1 million over the prior periods affected. For the year ended 2023 and 2024 corrections, the Company has revised the 2023 and 2024 statement of operations by recording expenses of $9.5 million ($4.1 million was recorded to cost of sales and $5.4 million to other (income) and expense, net) and recording expenses of $3.0 million ($1.2 million was recorded to cost of sales and $1.8 million to other (income) and expense, net), respectively, and reduced the retained earnings balance for the year ended December 31, 2022, by $29.6 million. The revisions ensure comparability across all periods in the consolidated financial statements.

US GAAP to non-GAAP presentation
The Company supplements its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, with certain non-GAAP financial measures. As required by the Securities and Exchange Commission rules, the tables above present a reconciliation of the Company’s non-GAAP financial measures to the most directly comparable US GAAP measure. Each of the non-GAAP measures set forth above should be considered in addition to the comparable US GAAP measure, and may not be comparable to similarly titled measures reported by other companies. The Company believes these non-GAAP measures, when reconciled to the corresponding US GAAP measure, help its investors as follows: Non-GAAP revenue measures that assist in identifying growth trends and in comparisons of revenue with prior and future periods and non-GAAP profitability measures that assist in understanding the long-term profitability trends of the Company's business and in comparisons of its profits with prior and future periods.
The Company excludes certain items from its non-GAAP revenue measures because these items can vary dramatically between periods and can obscure underlying business trends. Items excluded from the Company’s non-GAAP revenue measures include: foreign currency transactions and translation; more or fewer shipping days in a period and the impact of acquisitions.
The Company excludes certain items from its non-GAAP profitability measures because these items may not be indicative of, or are unrelated to, the Company's core operating performance. Items excluded from the Company's non-GAAP profitability measures include: restructuring, acquisition and integration-related and other costs, legal settlements, reserves and fees, impairment of goodwill and indefinite-lived intangibles, acquisition purchase accounting, including inventory step-up from purchase accounting, adjustments of indemnification asset, adjustments of uncertain tax position and European tax restructuring.